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Exhibit 10.25

EXECUTION VERSION

Duke Energy Ohio, Inc.

1100 Louisiana, Suite 4900
Houston, Texas 77002
Tel 713.393.6881
Fax 713.393.6903

December 4, 2006

KGen Hot Spring LLC
1330 Post Oak Blvd. Suite 1500
Houston, TX 77056

Attention: James H Sweeney, Senior Vice President Energy Management

  Re:
  Consent to Assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP)

Dear Mr. Sweeney:

        Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company, the "Assignor") hereby requests KGen Hot Spring LLC ("Continuing Party") consent to the assignment of (and Assignor hereby assigns to the Assignee, effective upon the Effective Date as defined below), all of Assignor's right, title, interest, liabilities, duties, obligations, debts, risk of loss and other responsibilities, whether existing or contingent, relating to and under the agreement(s) listed on Schedule 1 (as amended pursuant to Schedule 2, the "Transferred Agreement(s)") (collectively the "Assigned Rights and Obligations") to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP, the "Assignee"), and the assumption by Assignee of the Assigned Rights and Obligations (and Assignee hereby assumes all of the Assigned rights and Obligations, effective upon the Effective Date as defined below). By executing this letter agreement, Continuing Party hereby consents to such assignment and assumption effective as of December 1, 2006 (the "Effective Date").

        Accordingly, Continuing Party, Assignor and Assignee acknowledge and agree that (a) notwithstanding anything to the contrary in the Transferred Agreements, Assignee, and not the Assignor, shall be responsible for liabilities, duties, obligations, debts, risk of loss and other responsibilities, whether existing or contingent, relating to and under the Transferred Agreement(s) arising on and after the Effective Date, (b) Assignor, and not the Assignee, shall be responsible for liabilities, duties, obligations, debts, risk of loss and other responsibilities, whether existing or contingent, relating to and under the Transferred Agreement(s) arising prior to the Effective Date, and the Assignor is expressly released and relieved by the Continuing Party from any and all liabilities that arise under the Transferred Agreements on and after the Effective Date, (c) the Transferred Agreement(s), as amended pursuant to Schedule 2 hereof simultaneously with the effectiveness of the assignment contemplated herein, shall continue in full force and effect as assigned hereby, and (d) from and after the Effective Date all notices and correspondence relating to the Transferred Agreement(s) shall be sent to Assignee at the following address:

  * * * * *
  * * * * *
  * * * * *
  * * * * *

        In addition, Assignor and Continuing Party agree to terminate the Service Agreement under the Wholesale Market-Based Rate Tariff of Cinergy Operating Companies providing for Sales of Capacity, Energy and/or Ancillary Services and Resale of Transmission Rights No. 79, dated August 17, 2004, between The Cincinnati Gas & Electric Company and KGen Hot Spring LLC. Nothing herein shall be construed to release Assignor from liabilities or obligations with respect to performance or payments due and payable or relating to actions or omissions under the Transferred Agreerment(s) prior to the Effective Date.

        As a condition to the assignment contemplated herein, Assignee shall deliver to Continuing Party: (i) a fully executed guaranty by Fortis Bank S.A./N.V. in the form attached hereto as Exhibit A (the "Fortis Bank Guaranty") to support the obligations of Assignee under the Transferred Agreements, (ii) a fully executed consent to assignment by Fortis Bank S.A./N.V. in the form attached hereto as Exhibit B (the "Fortis Consent to Assignment") to consent to the collateral assignment by the Continuing Party of the Fortis Bank Guaranty, and (iii) reasonably satisfactory evidence as to the authorization and incumbency of officers executing the foregoing documentation (such documents, together with the Fortis Bank Guaranty and the Fortis Consent to Assignment, the "Fortis Documents"). Assignee will deliver such executed Fortis Documents, with an effective date as of the Effective Date, simultaneously with delivery of three (3) executed originals of this letter agreement by the Continuing Party. Continuing Party acknowledges and agrees that, as of the Effective Date and conditioned on Continuing Party's receipt of the executed Fortis Documents, Assignor (and its affiliates) is released and discharged from any and all causes of action, suits, claims, demands, liabilities and obligations whatsoever in law or in equity arising out of or relating to any security or collateral posting obligations (regardless of the nature of such obligations and liabilities) under the Transferred Agreements whether arising on or after the Effective Date. Continuing Party and Assignee agree to execute any additional documentation reasonably requested by Assignor to evidence the termination of any such obligations as provided for herein.

        This letter agreement may be executed (including by facsimile transmission or other electronic transmission) with counterpart signature pages in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. No amendment, waiver or termination of this letter agreement shall be valid unless the same shall be in writing and signed by each party. This letter agreement shall be construed, interpreted, and unforced under the laws of the State of New York without regard to any principles thereof regarding conflicts of laws (other than §5-1401 of the New York General Obligations Law).

        If you are in agreement with the foregoing, kindly execute three originals of this letter agreement where indicated below and return them to the attention of * * * * * by mail to * * * * *. Questions regarding the consent to assignment requested herein may also be directed to * * * * *.

DUKE ENERGY OHIO, INC.
Assignor
By:	/s/ Charles Whitlock
	Name:	Charles Whitlock
	Title:	Vice President

        Acknowledged and agreed as of the date first written above:

KGEN HOT SPRING LLC
Continuing Party
By:	/s/ James H. Sweeney III
	Name:	James H. Sweeney III
	Title:	Sr. Vice President

        Acknowledged and agreed as of the date first written above:

FORTIS ENERGY MARKETING & TRADING GP
Assignee
By:	/s/ Jack L. Farley
	Name:	Jack L. Farley
	Title:	Managing Director

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  Exhibit 10.25